EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Fourth Quarter and Full-Year 2016 Results

ENGLEWOOD CLIFFS, N.J., Jan. 26, 2017 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported a net loss available to common stockholders of $2.0 million, or $(0.07) per diluted share for the fourth quarter of 2016.  The loss was due to a charge taken against the Bank’s taxi medallion portfolio, as anticipated in the Company’s previously filed Current Report on Form 8-K of December 13, 2016.  Net income available to common stockholders for the third quarter of 2016 was $11.9 million, or $0.39 per diluted share, and for the fourth quarter of 2015, was $9.6 million, or $0.31 per diluted share. Net income available to common stockholders was $31.1 million, or $1.01 per diluted share for the full-year 2016 compared with $41.2 million, or $1.36 per diluted share, for the full-year 2015.

Highlights

  Loan origination accelerated.  Gross loan fundings were $373.7 million for the 2016 fourth quarter, compared with $228.7 million for the sequential quarter. Net loan growth (fundings less paydowns and payoffs) was $130.3 million for the 2016 fourth quarter and $84.6 million for the sequential quarter. The loan pipeline remains solid heading into 2017.

  Total deposits grew on a sequential quarter basis by an annualized 9.2%, reflecting annualized growth of 23.9% in noninterest-bearing deposits. The loan to deposit ratio was 106.3% at quarter-end, down from 111.0% one year ago.

  Already sound asset quality metrics improved even further.  The nonaccrual loan ratio, excluding taxi loans, declined during the 2016 fourth quarter to 0.16% from 0.23% in the sequential prior quarter, while the total of nonperforming loans and TDRs (including the taxi medallion loans) declined by 31% to $81.0 million at year-end from $117.5 million at September 30, 2016, largely a result of the aforementioned charge-off of taxi medallion loans.

  During the quarter, we successfully completed a secondary offering of common stock at $24.25 per share, resulting in net proceeds of approximately $38.1 million.  The offering resulted in higher capital ratios to support additional growth opportunities and increased tangible book value per share.

  Tangible book value per share increased by 13.8% over the course of 2016 to $11.96 per share at December 31, 2016 from $10.51 at year-end 2015. The Company’s tangible common equity ratio increased to 8.93% from 8.18% a year ago.

  We transferred our entire taxi medallion portfolio to the loans held-for-sale category from the loans held-for-investment portfolio.  It is management’s intention to sell the entire taxi portfolio, although no specific transaction has been agreed to or is pending at the present time.

  Consistent with the Company’s recent 8-K disclosure and in conjunction with the aforementioned transfer of the taxi-medallion loans to held-for sale, the valuation of impaired loans secured by taxi medallions was reduced at December 31, 2016. The transfer of the loans at the lower of cost or market resulted in the charge-off of all specific reserves, $36.5 million, related to the impaired loans at the time of transfer.  Such charge-offs will provide a current tax benefit in the 2016 tax year at the present 35% statutory federal tax rate.

Frank Sorrentino, ConnectOne’s Chairman and CEO stated, “ConnectOne had another successful year in 2016 and we remain well positioned for increased long-term growth and profitability. Total shareholder return for the year, measured by stock price appreciation and cash dividends, was a healthy 40.4%, reflecting both financial sector and company specific performance.  We ended the year with significantly higher capital ratios and tangible book value per share, a lower loan-to-deposit ratio, a widening net interest margin, a robust pipeline of business activity and best-in-class efficiency.  We enter 2017 with an enhanced balance sheet and remain committed to executing against key operating objectives  including maintaining strong organic loan and deposit growth, delivering accelerated and sustainable earnings growth, improving return on equity, and building and refining our infrastructure.  I want to thank our customers, our board of directors, the executive management team, our entire staff, and, most importantly, our shareholders for continuing to support us throughout 2016 and making ConnectOne, truly, a better place to be.”

Operating Results

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP financial measures including net income available to common stockholders excluding non-core items. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends, and facilitates comparisons with the performance of peers. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth quarter 2016 results reflect the following non-core items: $1.0 million of income resulting from accretion of purchase accounting fair value marks; $0.1 million in additional loan loss provision related to the maturity and extension of acquired portfolio loans; $24.0 million in additional provision associated with the Bank’s New York City taxi medallion loan portfolio; $0.1 million of pension settlement expenses, which had no impact on total stockholders’ equity or book value per share, and $0.2 million in amortization of intangible assets. Excluding these non-core items, along with related income tax impact, net income available to common stockholders was $12.3 million, or $0.40 per diluted share, for the fourth quarter of 2016, $12.0 million, or $0.40 per diluted share, for the third quarter of 2016, and $10.9 million, or $0.36 per diluted share, for the fourth quarter of 2015.

Fully taxable equivalent net interest income for the fourth quarter of 2016 was $34.1 million, an increase of $0.4 million, or 1.1%, from the third quarter of 2016, resulting from a 4 basis-point widening of the net interest margin to 3.36% from 3.32%, and partially offset by slightly lower average interest-earning assets, reflecting securities sales at the end of the third quarter. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.0 million during the fourth quarter of 2016 and the third quarter of 2016.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.27% in the fourth quarter of 2016, widening by 5 basis-points from the third quarter of 2016 adjusted net interest margin of 3.22%. The increase in the adjusted net interest margin was primarily attributable to an improved mix of interest-earning assets resulting from the above-mentioned securities sales.

Fully taxable equivalent net interest income for the fourth quarter of 2016 increased by $3.0 million, or 9.7%, from the same quarter of 2015. This was a result of a 12.7% increase in average interest-earning assets due to significant organic loan growth, partially offset by an 8 basis-point contraction of the net interest margin to 3.36% from 3.44%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.0 million during the fourth quarter of 2016 and $1.4 million in the same quarter of 2015.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.27% in the fourth quarter of 2016, contracting by 2 basis-points from the fourth quarter of 2015 adjusted net interest margin of 3.29%.  The reduction in the adjusted net interest margin was primarily attributable to higher level of cash balances held at the Federal Reserve Bank and an increase in rates paid on deposits.

Noninterest income totaled $1.6 million in the fourth quarter of 2016, $5.6 million in the third quarter of 2016 and $2.4 million in the fourth quarter of 2015. There were no net securities gains during the fourth quarter of 2016, and net securities gains were $4.1 million for the third quarter of 2016 and $1.1 million for the fourth quarter of 2015. Excluding the securities gains, noninterest income increased approximately $0.1 million from the prior sequential quarter and $0.3 million from the prior year fourth quarter.  The increase from the prior sequential quarter was primarily attributable to increases in income from BOLI.  The increase from the prior year fourth quarter was primarily attributable to increase in deposit, loan and other income of $0.2 million and $0.1 million in BOLI income.  Noninterest income also includes deposit fees, annuities and life insurance commissions, and gains on sales of residential mortgages in the secondary market.

Noninterest expenses totaled $15.3 million for the fourth quarter of 2016, up approximately $0.7 million from $14.6 million for the third quarter of 2016.  The increase was primarily attributable to increases in salaries and employee benefits expense ($0.1 million), FDIC insurance premiums ($0.2 million), professional and consulting expenses ($0.2 million) and data processing ($0.1 million).  Noninterest expenses were up $1.7 million for the fourth quarter of 2016 when compared to $13.6 million for the fourth quarter of 2015.  The increase was largely attributable to increases in salaries and employee benefits ($0.7 million), occupancy and equipment ($0.3 million), FDIC insurance premiums ($0.4 million), data processing ($0.1 million) and other expense ($0.1 million).  The increases over the prior year fourth quarter were the result of increased levels of business and staff resulting from organic growth.

Due to a book loss for the fourth quarter, income taxes provided a benefit to earnings of $3.4 million for the fourth quarter of 2016.  This compares to an expense of $5.4 million for the third quarter of 2016 and $4.6 million for the fourth quarter of 2015.  The Company currently expects an effective corporate income tax rate of approximately 32% for 2017.

Asset Quality

The provision for loan and lease losses increased to $25.2 million in the fourth quarter of 2016 from $6.8 million in the third quarter of 2016, and from $5.1 million in the fourth quarter of 2015.  The increases were largely attributable to an increase in additional reserves specifically allocated to the Bank’s taxi medallion portfolio.

As of December 31, 2016, loans secured by taxi medallions totaled $65.6 million, representing 1.8% of total loans.  A charge-off of $36.5 million was taken during the quarter in conjunction with the transfer of taxi medallion loans to held-for-sale, based largely on a value of approximately $500,000 per corporate medallion loan.  During the quarter, the majority of the taxi portfolio ($63.0 million, or 96%) was designated as nonaccrual.  The entire taxi loan portfolio was concurrently designated as loans held-for-sale, reflecting management’s intent to sell the portfolio.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $69.4 million at December 31, 2016, $12.1 million at September 30, 2016 and $23.3 million at December 31, 2015. Nonperforming assets as a percent of total assets were 1.57% at December 31, 2016, 0.28% at September 30, 2016, and 0.58% at December 31, 2015.  The increase in this ratio was mainly attributable to the taxi medallion loans that were designated nonaccrual during the 2016 fourth quarter.  Excluding the taxi medallion loans, nonaccrual loans decreased to $5.7 million at December 31, 2016, from $7.9 million at September 30, 2016 and $20.7 million at December 31, 2015.

Annualized net charge-offs were 4.23% for the fourth quarter of 2016, 0.22% for the third quarter of 2016, and 0.00% for the fourth quarter of 2015. The increase in annualized net charge-offs from the sequential prior quarter and prior year fourth quarter was mainly attributable to a charge-off of $36.5 million related to the taxi medallion portfolio.  The allowance for loan and lease losses was $25.7 million, representing 0.74% of loans receivable and 37.4% of nonaccrual loans at December 31, 2016. At September 30, 2016, the allowance was $37.6 million representing 1.09% of loans receivable and 327.3% of nonaccrual loans, and at December 31, 2015, the allowance was $26.6 million representing 0.86% of loans receivable and 128.1% of nonaccrual loans.  The allowance as a percentage of nonaccruals (excluding taxi medallion loans) was 449.0% as of December 31, 2016, 478.8% as of September 30, 2016 and 128.1% as of December 31, 2015. In purchase accounting, any allowance for loan and lease losses on an acquired loan portfolio is reversed and a credit risk discount is applied directly to the acquired loan balances. In Management’s opinion, a useful non-GAAP metric is the ratio of allowance for loan and lease losses plus the credit risk discount to total loans receivable. This non-GAAP ratio was 1.02% at December 31, 2016, 1.39% at September 30, 2016, and 1.28% at December 31, 2015. (See Supplemental GAAP and non-GAAP Financial Measures).

Selected Balance Sheet Items

At December 31, 2016, the Company’s total assets were $4.4 billion, an increase of $410 million from December 31, 2015. Total loans at December 31, 2016 were $3.6 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs, including loans held-for-sale) of $455 million from December 31, 2015, primarily attributable to multifamily ($169 million, including a $28 million loan reclassified during the first quarter of 2016 to multifamily from other commercial real estate), commercial and industrial (“C&I”) ($62 million), other commercial real estate ($69 million, including the aforementioned reclassification) and construction ($157 million), which reflected higher utilization of existing construction facilities.  The growth in loans was primarily funded with increases in deposits.

The Company’s stockholders’ equity was $531 million at December 31, 2016, an increase of $54 million from December 31, 2015. The increase in stockholders’ equity was primarily attributable to an increase of $38 million from a fourth quarter 2016 secondary offering of common stock, $22 million in retained earnings, approximately $3 million of equity issuance related to stock-based compensation, including the exercise of stock options, and an increase in accumulated other comprehensive income of $2 million, offset by an $11 million payoff of SBLF preferred stock. As of December 31, 2016, the Company’s tangible common equity ratio and tangible book value per share were 8.93% and $11.96, respectively. As of December 31, 2015, the tangible common equity ratio and tangible book value per share were 8.18% and $10.51, respectively. Total goodwill and other intangible assets were approximately $149 million and $150 million as of December 31, 2016 and December 31, 2015, respectively.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
	December 31,	December 31,
	2016	2015

ASSETS
Cash and due from banks	$37,150	$31,291
Interest-bearing deposits with banks	163,249	169,604
Cash and cash equivalents	200,399	200,895

Investment securities:
Available-for-sale	353,290	195,770
Held-to-maturity (fair value of $0 and $231)	-	224,056

Loans held-for-sale	78,005	-

Loans receivable	3,475,832	3,099,007
Less: Allowance for loan and lease losses	25,744	26,572
Net loans receivable	3,450,088	3,072,435

Investment in restricted stock, at cost	24,310	32,612
Bank premises and equipment, net	22,075	22,333
Accrued interest receivable	12,965	12,545
Bank owned life insurance	98,359	78,801
Other real estate owned	626	2,549
Goodwill	145,909	145,909
Core deposit intangibles	3,088	3,908
Other assets	37,234	24,096
Total assets	$4,426,348	$4,015,909

LIABILITIES
Deposits:
Noninterest-bearing	$694,977	$650,775
Interest-bearing	2,649,294	2,140,191
Total deposits	3,344,271	2,790,966
Borrowings	476,280	671,587
Subordinated debentures (net of $621 and $812 in debt issuance costs)	54,534	54,343
Other liabilities	20,231	21,669
Total liabilities	3,895,316	3,538,565

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	-	11,250
Common stock	412,726	374,287
Additional paid-in capital	11,407	8,527
Retained earnings	126,462	104,606
Treasury stock	(16,717)	(16,717)
Accumulated other comprehensive loss	(2,846)	(4,609)
Total stockholders' equity	531,032	477,344
Total liabilities and stockholders' equity	$4,426,348	$4,015,909

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Interest income
Interest and fees on loans	$38,600	$33,686	$147,982	$125,493
Interest and dividends on investment securities:
Taxable	1,389	2,325	7,266	10,665
Tax-exempt	959	884	3,827	3,550
Dividends	336	284	1,410	1,081
Interest on federal funds sold and other short-term investments	215	51	756	178
Total interest income	41,499	37,230	161,241	140,967
Interest expense
Deposits	5,135	3,776	18,667	13,756
Borrowings	2,957	2,998	12,429	10,058
Total interest expense	8,092	6,774	31,096	23,814

Net interest income	33,407	30,456	130,145	117,153
Provision for loan and lease losses	25,200	5,055	38,700	12,605
Net interest income after provision for loan and lease losses	8,207	25,401	91,445	104,548

Noninterest income
Annuities and insurance commissions	51	32	191	242
Income on bank owned life insurance	715	620	2,559	1,782
Net gains on sale of loans held-for-sale	86	51	232	327
Deposit, loan and other income	721	522	2,704	2,667
Insurance recovery	-	-	-	2,224
Net gains on sale of investment securities	-	1,138	4,234	3,931
Total noninterest income	1,573	2,363	9,920	11,173

Noninterest expenses
Salaries and employee benefits	7,888	7,205	31,130	27,685
Occupancy and equipment	2,122	1,802	8,571	7,587
FDIC insurance	985	575	2,940	2,110
Professional and consulting	901	906	2,979	2,951
Marketing and advertising	222	213	1,040	847
Data processing	1,106	1,017	4,141	3,703
Loss on extinguishment of debt	-	-	-	2,397
Amortization of core deposit intangible	193	217	820	917
Other expenses	1,835	1,644	6,886	6,287
Total noninterest expenses	15,252	13,579	58,507	54,484

(Loss) income before income tax expense	(5,472)	14,185	42,858	61,237
Income tax (benefit) expense	(3,448)	4,617	11,776	19,926
Net (loss) income	(2,024)	9,568	31,082	41,311
Less: Preferred stock dividends	-	28	22	112
Net (loss) income available to common stockholders	$(2,024)	$9,540	$31,060	$41,199

(Loss) earnings per common share:
Basic	$(0.07)	$0.32	$1.02	$1.38
Diluted	(0.07)	0.31	1.01	1.36
Weighted average common shares outstanding:
Basic	30,440,371	30,033,062	30,382,255	29,938,458
Diluted	30,729,359	30,310,905	30,676,393	30,283,966
Dividends per common share	$0.075	$0.075	$0.300	$0.300

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures, provided below is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except share data)
	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2016	2016	2016	2016	2015
Selected Financial Data
Total assets	$4,426,348	$4,327,804	$4,262,914	$4,091,000	$4,015,909
Loans receivable:
Commercial	554,065	644,430	630,425	601,708	570,116
Commercial real estate-other	1,154,154	1,139,641	1,104,214	1,087,388	1,085,615
Commercial real estate-multifamily	1,050,067	961,163	967,555	940,913	881,081
Commercial construction	486,228	471,109	443,277	402,594	328,838
Residential	232,547	229,401	230,497	231,319	233,690
Consumer	2,380	2,879	1,976	1,851	2,454
Gross loans	3,479,441	3,448,623	3,377,944	3,265,773	3,101,794
Unearned net origination fees	(3,609)	(3,147)	(2,324)	(1,960)	(2,787)
Loans receivable	3,475,832	3,445,476	3,375,620	3,263,813	3,099,007
Loans held-for-sale	78,005	15,112	360	-	-
Total loans	3,553,837	3,460,588	3,375,980	3,263,813	3,099,007

Securities available-for-sale	353,290	338,459	208,266	191,331	195,770
Securities held-to-maturity	-	-	214,718	219,373	224,056
Goodwill and other intangible assets	148,997	149,190	149,383	149,600	149,817
Deposits:
Noninterest-bearing	694,977	655,683	648,664	614,508	650,776
Interest-bearing	563,740	531,500	523,742	517,809	490,380
Savings	205,551	207,717	210,040	219,865	216,399
Money market	911,867	866,710	866,643	678,222	658,695
Time deposits	968,136	1,007,339	951,904	862,667	774,717
Total deposits	3,344,271	3,268,949	3,200,993	2,893,071	2,790,967

Borrowings	476,280	481,337	496,414	646,501	671,587
Subordinated debentures (net of issuance costs)	54,534	54,490	54,441	54,392	54,343
Total stockholders' equity	531,032	499,588	484,414	474,727	477,344

Quarterly Average Balances
Total assets	$4,349,961	$4,344,796	$4,212,307	$4,034,375	$3,891,885
Loans receivable:
Commercial	644,263	632,892	626,902	585,773	579,512
Commercial real estate (including multifamily)	2,130,955	2,081,741	2,056,263	2,005,872	1,919,263
Commercial construction	479,342	462,399	418,769	361,108	313,223
Residential	229,738	229,953	231,553	236,404	232,022
Consumer	2,777	2,771	2,865	2,670	3,269
Gross loans	3,487,075	3,409,756	3,336,352	3,191,827	3,047,289
Unearned net origination fees	(3,151)	(2,956)	(2,295)	(2,397)	(2,706)
Loans receivable	3,483,924	3,406,800	3,334,057	3,189,430	3,044,583
Loans held-for-sale	4,549	478	395	142	468
Total loans	3,488,473	3,407,278	3,334,452	3,189,572	3,045,051

Securities available-for-sale	351,809	269,895	202,103	222,776	219,927
Securities held-to-maturity	-	143,146	218,220	194,474	225,875
Goodwill and other intangible assets	149,123	149,317	149,525	149,741	149,959
Deposits:
Noninterest-bearing	666,913	640,323	581,743	609,312	608,227
Interest-bearing	534,127	553,401	528,954	503,896	476,237
Savings	205,477	211,162	215,267	215,491	216,149
Money market	891,764	872,937	791,845	656,557	636,180
Time deposits	985,944	1,007,530	889,561	807,801	783,068
Total deposits	3,284,225	3,285,353	3,007,370	2,793,057	2,719,861

Borrowings	476,925	488,015	639,054	684,469	617,024
Subordinated debentures	55,155	55,155	55,155	55,155	55,155
Total stockholders' equity	511,663	495,141	483,519	482,503	478,919
	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
GAAP Earnings Data	2016	2016	2016	2016	2015
Net interest income	$33,407	$33,024	$32,394	$31,320	$30,456
Provision for loan and lease losses	25,200	6,750	3,750	3,000	5,055
Net interest income after provision for loan and lease losses	8,207	26,274	28,644	28,320	25,401
Noninterest income
Annuity and insurance commissions	51	68	32	40	32
Bank-owned life insurance	715	615	616	612	620
Net gains on sale of loans held-for-sale	86	56	56	35	51
Deposit, loan and other income	721	706	763	515	522
Net gains on sale of investment securities	-	4,131	103	-	1,138
Total noninterest income	1,573	5,576	1,570	1,202	2,363
Noninterest expenses
Salaries and employee benefits	7,888	7,791	7,753	7,599	7,205
Occupancy and equipment	2,122	2,049	2,154	2,247	1,802
FDIC insurance	985	745	615	595	575
Professional and consulting	901	667	700	711	906
Marketing and advertising	222	293	250	184	213
Data processing	1,106	1,002	1,010	1,024	1,017
Amortization of core deposit intangible	193	193	217	217	217
Other expenses	1,835	1,811	1,653	1,776	1,644
Total noninterest expenses	15,252	14,551	14,352	14,353	13,579

(Loss) Income before income tax expense	(5,472)	17,299	15,862	15,169	14,185
Income tax (benefit) expense	(3,448)	5,443	5,003	4,778	4,617
Net (loss) income (GAAP)	$(2,024)	$11,856	$10,859	$10,391	$9,568
Less: preferred dividends	-	-	-	22	28
Net (loss) income available to common stockholders (GAAP)	$(2,024)	$11,856	$10,859	$10,369	$9,540

Reconciliation of GAAP Earnings to Operating Earnings
Net gains on sales of securities	$-	$(4,131)	$(103)	$-	$(1,138)
Partial settlements of pension obligation	67	69	87	103	106
Amortization of intangible assets	193	193	217	217	217
Provision related to maturity and extension of acquired portfolio loans	100	220	229	397	512
Provision related to taxi cab medallion loans	24,000	5,000	1,750	1,487	2,500
Provision for pending disposition of Union Center operations bldg.	-	-	-	-	1,304
Accretion of purchase accounting fair value marks	(991)	(1,077)	(1,277)	(1,367)	(1,416)
Non-core items	23,369	274	903	837	2,085
Non-core items income tax benefit	9,086	99	326	301	751
Non-core items, after taxes	14,283	175	577	536	1,334
Core earnings available to common stockholders (non-GAAP)	$12,259	$12,031	$11,436	$10,905	$10,874
Weighted average diluted shares outstanding	30,729,359	30,401,684	30,340,376	30,257,676	30,310,905
Diluted (loss) earnings per share (GAAP)	$(0.07)	$0.39	$0.36	$0.34	$0.31
Core Diluted earnings per share (Non-GAAP) (1)	0.40	0.40	0.38	0.36	0.36

Return on Assets Measures
Core earnings available to common stockholders (non-GAAP)	$12,259	$12,031	$11,436	$10,905	$10,874
Add: preferred dividends	-	-	-	22	28
Core net income (non-GAAP)	$12,259	$12,031	$11,436	$10,927	$10,902
Average assets	$4,349,961	$4,344,796	$4,212,307	$4,034,375	$3,891,885
Less: average intangible assets	(149,123)	(149,317)	(149,525)	(149,741)	(149,959)
Average tangible assets	$4,200,838	$4,195,479	$4,062,782	$3,884,634	$3,741,926
Return on avg. assets (GAAP)	-0.19%	1.09%	1.04%	1.04%	0.98%
Core return on avg. assets (Non-GAAP) (2)	1.12%	1.10%	1.09%	1.09%	1.11%
Return on avg. tangible assets (Non-GAAP) (3)	-0.18%	1.14%	1.09%	1.09%	1.03%
Core return on avg. tangible assets (Non-GAAP) (4)	1.16%	1.14%	1.13%	1.13%	1.16%
_____
(1) Represents core earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Core net income divided by average assets.
(3) Net income excluding amortization of intangible assets divided by average tangible assets.
(4) Core net income divided by average tangible assets.
	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2016	2016	2016	2016	2015
Return on Equity Measures
Core earnings available to common stockholders	$12,259	$12,031	$11,436	$10,905	$10,874

Average common equity	$511,663	$495,141	$483,519	$473,849	$467,669
Less: average intangible assets	(149,123)	(149,317)	(149,525)	(149,741)	(149,959)
Average tangible common equity	$362,540	$345,824	$333,994	$324,108	$317,710

Return on avg. common equity (GAAP)	-1.57%	9.53%	9.03%	8.80%	8.09%
Core return on avg. common equity (non-GAAP) (5)	9.53%	9.67%	9.51%	9.26%	9.23%
Return on avg. tangible common equity (non-GAAP) (6)	-2.10%	13.77%	13.23%	13.03%	12.07%
Core return on avg. tangible common equity (non-GAAP) (7)	13.45%	13.84%	13.77%	13.53%	13.58%

Efficiency Measures
Total noninterest expenses	$15,252	$14,551	$14,352	$14,353	$13,579
Partial settlements of pension obligation	(67)	(69)	(87)	(103)	(106)
Foreclosed property expense	(81)	(37)	10	(167)	(387)
Amortization of intangible assets and fair value marks	(193)	(193)	(217)	(217)	(217)
Operating noninterest expense	$14,911	$14,252	$14,058	$13,866	$12,869

Net interest income (FTE)	$34,120	$33,762	$33,112	$31,985	$31,102
Impact of purchase accounting fair value marks	(960)	(1,045)	(1,245)	(1,335)	(1,384)
Noninterest income	1,573	5,576	1,570	1,202	2,363
Net gains on sales of securities	-	(4,131)	(103)	-	(1,138)
Operating revenue	$34,733	$34,162	$33,334	$31,852	$30,943

Operating efficiency ratio (non-GAAP) (8)	42.9%	41.7%	42.2%	43.5%	41.6%

Net Interest Margin
Average interest-earning assets	$4,038,030	$4,041,020	$3,912,802	$3,728,958	$3,582,408

Net interest income (FTE)	$34,120	$33,762	$33,112	$31,985	$31,102
Impact of purchase accounting fair value marks	(960)	(1,045)	(1,245)	(1,335)	(1,384)
Adjusted net interest income	$33,160	$32,717	$31,867	$30,650	$29,718

Net interest margin (GAAP)	3.36%	3.32%	3.40%	3.45%	3.44%
Adjusted net interest margin (non-GAAP) (9)	3.27%	3.22%	3.28%	3.31%	3.29%
_____
(5) Core earnings available to common stockholders divided by average common equity.
(6) Earnings available to common stockholders excluding amortization of intangibles divided by average tangible common equity.
(7) Core earnings available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income divided by average interest-earning assets.
	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(dollars in thousands, except share data)	2016	2016	2016	2016	2015
Capital Ratios and Book Value per Share
Common equity	$531,032	$499,588	$484,414	$474,727	$466,094
Less: intangible assets	(148,997)	(149,190)	(149,383)	(149,600)	(149,817)
Tangible common equity	$382,035	$350,398	$335,031	$325,127	$316,277

Total assets	$4,426,348	$4,327,804	$4,262,914	$4,091,000	$4,015,909
Less: intangible assets	(148,997)	(149,190)	(149,383)	(149,600)	(149,817)
Tangible assets	$4,277,351	$4,178,614	$4,113,531	$3,941,400	$3,866,092

Common shares outstanding	31,944,403	30,197,318	30,197,318	30,163,078	30,085,663

Common equity ratio (GAAP)	12.00%	11.54%	11.36%	11.60%	11.61%
Tangible common equity ratio (non-GAAP) (10)	8.93%	8.39%	8.14%	8.25%	8.18%

Regulatory capital ratios (Bancorp):
Leverage ratio	9.29%	8.49%	8.52%	8.66%	9.07%
Common equity Tier 1 risk-based ratio	9.74%	9.25%	9.10%	9.06%	9.14%
Risk-based Tier 1 capital ratio	9.87%	9.38%	9.23%	9.20%	9.61%
Risk-based total capital ratio	11.78%	11.69%	11.44%	11.36%	11.77%

Regulatory capital ratios (Bank):
Leverage ratio	10.34%	9.57%	9.62%	9.83%	9.96%
Common equity Tier 1 risk-based ratio	10.98%	10.58%	10.43%	10.45%	10.55%
Risk-based Tier 1 capital ratio	10.98%	10.58%	10.43%	10.45%	10.55%
Risk-based total capital ratio	11.63%	11.57%	11.30%	11.24%	11.31%

Book value per share (GAAP)	$16.62	$16.54	$16.04	$15.74	$15.49
Tangible book value per share (non-GAAP) (11)	11.96	11.60	11.09	10.78	10.51

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2016	2016	2016	2016	2015
NCO Detail
Net loan charge-offs:
Charge-offs	$37,074	$1,910	$77	$512	$18
Recoveries	(2)	(12)	(16)	(14)	(2)
Net loan charge-offs	$37,072	$1,898	$61	$498	$16
as a % of average total loans (annualized)	4.23%	0.22%	0.01%	0.06%	0.00%

Asset Quality
Nonaccrual loans-taxis	$63,044	$3,637	$3,882	$1,871	$-
Nonaccrual loans-other	5,734	7,856	18,029	19,579	20,737
Other real estate owned	626	626	2,029	1,696	2,549
Total nonperforming assets	$69,404	$12,119	$23,940	$23,146	$23,286

Performing troubled debt restructurings	$11,627	$105,338	$97,831	$95,122	$85,925

Nonaccrual loans as a % of loans receivable	1.98%	0.33%	0.65%	0.66%	0.67%
Nonaccrual loans excluding taxis as a % of loans receivable	0.16%	0.23%	0.53%	0.60%	0.67%
Nonperforming assets as a % of total assets	1.57%	0.28%	0.56%	0.57%	0.58%
Allowance for loan losses as a % of nonaccrual loans	37.4%	327.3%	149.5%	135.5%	128.1%
Allowance for loan losses as a % of nonaccrual loans excluding taxis	449.0%	478.8%	181.7%	148.5%	128.1%

Loans receivable	$3,475,832	$3,445,476	$3,375,620	$3,263,813	$3,099,007
Less: acquired loans	(664,529)	(736,894)	(799,851)	(825,047)	(866,878)
Loans receivable, excluding acquired loans	$2,811,303	$2,708,582	$2,575,769	$2,438,766	$2,232,129

Allowance for loan losses	$25,744	$37,615	$32,763	$29,074	$26,572
Accretable credit risk discount on acquired loans	9,663	10,408	11,198	12,101	12,955
Total allowance for loan losses and accretable credit risk discount on acquired loans	$35,407	$48,023	$43,961	$41,175	$39,527

Allowance for loan losses as a % of loans receivable	0.74%	1.09%	0.97%	0.89%	0.86%
Allowance for loan losses as a % of loans receivable, excluding acquired loans	0.92%	1.39%	1.27%	1.19%	1.19%
Allowance for loan losses and accretable credit risk discount on loans as a % of loans receivable	1.02%	1.39%	1.30%	1.26%	1.28%

(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average		(7)	Average		(7)	Average		(7)
Interest-earning assets:	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Investment securities (1) (2)	$346,377	$2,864	3.29%	$406,802	$3,293	3.22%	$442,135	$3,686	3.31%
Total loans (2) (3) (4)	3,488,473	38,797	4.42	3,407,278	38,010	4.44	3,045,051	33,855	4.41
Federal funds sold and interest-
bearing deposits with banks	178,845	215	0.48	202,106	261	0.51	65,067	51	0.31
Restricted investment in bank stock	24,335	336	5.49	24,834	352	5.64	30,155	284	3.74
Total interest-earning assets	4,038,030	42,212	4.16	4,041,020	41,916	4.13	3,582,408	37,876	4.19
Allowance for loan losses	(38,932)			(34,052)			(22,165)
Noninterest-earning assets	350,863			337,828			331,642
Total assets	$4,349,961			$4,344,796			$3,891,885

Interest-bearing liabilities:
Money market deposits	891,764	1,346	0.60	872,937	1,211	0.55	636,180	840	0.52
Savings deposits	205,477	146	0.28	211,162	158	0.30	216,149	152	0.28
Time deposits	985,944	3,199	1.29	1,007,530	3,323	1.31	783,068	2,446	1.24
Other interest-bearing deposits	534,127	444	0.33	553,401	467	0.34	476,237	338	0.28
Total interest-bearing deposits	2,617,312	5,135	0.78	2,645,030	5,159	0.78	2,111,634	3,776	0.71

Borrowings	476,925	2,105	1.76	488,015	2,139	1.74	617,024	2,159	1.39
Subordinated debentures (8)	55,155	810	5.84	55,155	814	5.87	55,155	795	5.72
Capital lease obligation	2,783	42	6.00	2,814	42	5.94	2,904	44	6.01
Total interest-bearing liabilities	3,152,175	8,092	1.02	3,191,014	8,154	1.02	2,786,717	6,774	0.96

Demand deposits	666,913			640,323			608,227
Other liabilities	19,210			18,318			18,022
Total noninterest-bearing liabilities	686,123			658,641			626,249
Stockholders' equity	511,663			495,141			478,919
Total liabilities and stockholders' equity	$4,349,961			$4,344,796			$3,891,885

Net interest income (tax equivalent basis)		34,120			33,762			31,102
Net interest spread (5)			3.14%			3.11%			3.23%

Net interest margin (6)			3.36%			3.32%			3.44%

Tax equivalent adjustment		(713)			(738)			(646)
Net interest income		$33,407			$33,024			$30,456

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7) Rates are annualized.
(8) Amount does not reflect netting of debt issuance costs of $621, $665 and $812 for the three months ended December 31, 2016,
September 30, 2016 and December 31, 2015, respectively.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWW
646.376.7042; jciorciari@mww.com